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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS




          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Consolidated Products, Inc. for the registration of 125,133 Shares of Common Stock of Consolidated Products, Inc. and to the incorporation by reference therein of our report dated November 22, 1999, with respect to the consolidated financial statements and schedule of Consolidated Products, Inc. included in its Annual Report (Form 10-K) for the year ended September 29, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Indianapolis, Indiana
May 22, 2000